UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 22, 2007 (August 20, 2007)

SkyTerra Communications, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	000-13865	23-2368845
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

10802 Parkridge Boulevard
Reston, VA 20191

(Address of principal executive offices, including zip code)

703-390-1899

(Registrant's telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02 Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

 (c) Effective August 20, 2007, the Board of Directors unanimously appointed James Wiseman to the office of Vice President and Corporate Controller of the Company.  Mr. Wiseman will also serve as the Company’s principal accounting officer, as well as a Vice President and Corporate Controller of the Company’s subsidiary, Mobile Satellite Ventures LP (“MSV”).

Prior to joining the Company and MSV, Mr. Wiseman, 38, served as the Vice President Finance and Worldwide Controller of MicroStrategy, Inc. from May 2005 through August 2007.  Prior to that, Mr. Wiseman was with Discovery Communications from March 2001 through May 2005, where he served as Vice President Corporate Finance from August 2004 through May 2005 and  as Vice President Corporate Accounting and Reporting from March 2001 through August 2004.

On August 20, 2007, the Company granted Mr. Wiseman an option to purchase 56,400 shares of the Company's Common Stock (the “Option”) at $12.41 per share under the 2006 Equity and Incentive Plan (the "Plan”).  The Option will vest ratably annually in thirds on each of August 20, 2008, August 20, 2009 and August 20, 2010.

The Option Agreement, a form of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference provides that: (i) upon the termination by the Company or MSV of Mr. Wiseman’s employment other than for Cause, as defined in the Plan, all unvested options shall immediately vest and remain exercisable for one year from the date of termination; (ii) upon the termination by Mr. Wiseman of his employment with the Company for Good Reason within one year following a Change of Control, as defined in the Plan, all unvested options shall immediately vest and remain exercisable for one year from the date of such termination; and (iii) upon the termination of by Mr. Wiseman of his employment with the Company, other than for Good Reason within one year following a Change of Control, as defined in the Plan, Mr. Wiseman has 90 days from the termination to exercise any vested options and all unvested options are extinguished on the date of such termination.

Mr. Wiseman is also party to an offer letter with MSV, a copy of which is attached as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference, the material terms of which are as follows:

Mr. Wiseman’s base salary shall be $220,000 and his discretionary bonus target is 30% of his annualized salary.  Mr. Wiseman will receive a one-time sign on bonus of $44,000.  If Mr. Wiseman is terminated during the two year period following August 20, 2007, without Cause, as defined in a Change of Control Agreement between Mr. Wiseman and MSV, a copy of which is attached as Exhibit 99.3 to this Current Report on Form 8-k and incorporated herein by reference, Mr. Wiseman is entitled to six months of salary and target bonus.

Under the Change of Control agreement, if  a "change of control" (as defined in the  agreement) occurs and, within two years following such change of control, MSV terminates Mr. Wiseman’s employment without cause or Mr. Wiseman terminates his employment for good reason,  Mr. Wiseman is entitled to (i) a lump sum severance payment in an amount equal to the sum of  Mr. Wiseman’s base salary and his average bonus for 12  months; and (ii) continued coverage of group term life insurance, health insurance, accident and long-term disability insurance benefits for a period of 12 months following the termination.

There was no arrangement or understanding between Wiseman and any other persons pursuant to which he was appointed as an officer and there are no related party transactions between Mr. Wiseman and the Company that are required to be disclosed under Item 404(a) of Regulation S-K of the Securities Exchange Act of 1934, other than those relating to Mr. Wiseman’s compensation, as disclosed above.

Section 8 - Other Events

Item 8.01 Other Events.

On August 21, 2007, the Company issued a press release announcing the appointment of Mr. Wiseman as an officer of the Company.  A copy of such press release is attached hereto as Exhibit 99.4 and incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1           Stock Option Agreement, by and between James Wiseman and the Company, dated August 20, 2007.
99.2           Offer Letter between James Wiseman and Mobile Satellite Ventures LP, dated July 13, 2007.
99.3           Change of Control Agreement between James Wiseman and MSV, dated August 20, 2007.
99.4           Press release issued by the Company dated August 21, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: August 22, 2007	SKYTERRA COMMUNICATIONS, INC.

	By:	/s/ SCOTT MACLEOD
		Name:	Scott Macleod
		Title:	Executive Vice President and Chief Financial Officer